UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 13, 2011 (April 12, 2011)

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Sale of 700,000 pound per hour Circulating Fluidized Bed boiler island

On April 12, 2011, Evergreen Energy Inc. (the “Company”), entered into a Asset Purchase Agreement with MR&E Ltd. (“MR&E”) for the sale of  partially completed engineering design and fabricated pressure parts for the Company’s 700,000 pound per hour Circulating Fluidized Bed boiler island, (the “Boiler Island”), for $2.9 million.  The cash payments from MR&E are as follows: i) $100,000 upon the signing of the asset purchase agreement; ii) $300,000 on or before May 23, 2011; and iii) $2.5 million on or before July 9, 2011.  This transaction is anticipated to close on July 9, 2011. The Company had previously impaired the Boiler Island during the fiscal year ended December 31, 2007 and fully impaired the Boiler Island during the fiscal year ended December 31, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: April 13, 2011	By: /s/ Diana L. Kubik
Diana L. Kubik
Executive Vice President and Chief Financial Officer

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